UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 4, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road
Calabasas Hills, California 91301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 4, 2007, the Compensation Committee of the Board of Directors of The Cheesecake Factory Incorporated (the “Company”) granted options to purchase shares of the Company’s common stock and restricted shares under the Company’s Amended and Restated 2001 Omnibus Stock Incentive Plan as follows:

Named Executive Officer	Option Shares	Restricted Shares
Max Byfuglin	30,000 Option Shares	10,000 Restricted Shares
Peter D’Amelio	40,000 Option Shares	13,500 Restricted Shares
Michael Dixon	25,000 Option Shares	12,500 Restricted Shares
David Overton	150,000 Option Shares	None
Debby Zurzolo	25,000 Option Shares	12,500 Restricted Shares

The stock options vest at a rate of 20% per year with the exception of a portion of the stock options granted to Mr. Overton, which vests at a rate of 33 1/3% per year as to 50,000 shares.  The restricted shares are subject to a three year cliff vesting schedule.  The form of Notice and Agreement of Grant of Stock Option Award and/or Restricted Share Award is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

99.1         Form of Notice and Agreement of Grant of Stock Option Award and/or Restricted Share Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 5, 2007	THE CHEESECAKE FACTORY INCORPORATED

		By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Form ofNotice and Agreement of Grant of Stock Option Award and/or Restricted Share Award